Exhibit 5.1
[•], 2010
Independent Bank Corporation
230 West Main Street
Ionia, Michigan 48846
Re:	Registration Statement on Form S-1
Ladies and Gentlemen:
     We are acting as counsel to Independent Bank Corporation, a Michigan corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to [•] shares of common stock, no par value per share (the “Shares”), of the Company pursuant to the Company’s registration statement on Form S-1 (File No. 333-168032) initially filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2010 (as amended and as may subsequently be amended, the “Registration Statement”). The Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement.
     In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.
     Based upon the foregoing, we are of the opinion that, when issued and delivered in the manner and on the terms described in the Registration Statement (after the Registration Statement is declared effective by the Commission), the Shares will be validly issued, fully paid and non-assessable.
     We express no opinion as to laws other than the laws of the State of Michigan and the federal laws of the United States of America with respect to the opinion set forth above. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any other state or any foreign jurisdiction.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules and regulations promulgated by the Commission.
Very truly yours,
[•]